DENNY’S CORPORATION REPORTS RESULTS FOR THIRD QUARTER 2020

SPARTANBURG, S.C., October 27, 2020 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today reported results for its third quarter ended September 23, 2020 and provided a business update on the impact of the COVID-19 pandemic on the Company’s operations.

John Miller, Chief Executive Officer, stated, "I am encouraged by our sequential sales improvement over the course of the third quarter, despite the continued disproportionate impact of the COVID-19 pandemic on the full-service restaurant industry. This progress would not have been possible without the continued dedication of all Denny's team members who remain focused on health and safety protocols as they implement innovations, such as enhancements to our Denny's on Demand platform, curbside ordering, and outdoor dining. During the third quarter, we also launched a new streamlined menu consisting of well-known classic dishes and new seasonal items. I am confident that Denny's is well-positioned to effectively navigate through the pandemic while preparing for future growth."

Third Quarter 2020 Highlights

•Total Operating Revenue was $71.6 million.
•Domestic system-wide same-store sales** decreased 33.6%.
•Operating Income was $3.2 million.
•Franchise Operating Margin* was $19.7 million, or 45.0% of franchise and license revenue, and Company Restaurant Operating Margin* was $0.5 million, or 1.7% of company restaurant sales.
•Net Income was $6.5 million, or $0.10 per diluted share.
•Adjusted Net Income* was $0.4 million, or $0.01 per diluted share.
•Adjusted EBITDA* was $8.0 million.
•Adjusted Free Cash Flow* was $2.1 million.

Current Trends

Domestic system-wide same-store sales** sequentially improved on a monthly basis during the third quarter ended September 23, 2020, as compared to the equivalent periods during 2019, despite approximately 25% of the domestic system in California being limited to off-premise only sales channels.

Average unit volumes of off-premise sales have increased over 95% since the beginning of the COVID-19 pandemic, supported by temporarily waived delivery fees, curbside service programs, and shareable family meal packs.

In an effort to provide greater transparency due to the COVID-19 pandemic, Denny's is providing the following tables that present monthly results compared to the equivalent fiscal months in 2019:

Domestic System-Wide Same-Store Sales** for 2020 Fiscal Periods:

Q1: (6%)			Q2: (57%)			Q3: (34%)			Q4
Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct[1]
3%	2%	(19%)	(76%)	(65%)	(41%)	(39%)	(35%)	(28%)	(26%)

1.Preliminary results

Domestic Same-Store Sales** and Domestic Average Units for 2020 Fiscal Periods
(Open Dining Rooms vs Off-Premise Only):

	Q2			Q3			Q4
	Apr	May	Jun	Jul	Aug	Sep	Oct[1]
Open Dining Rooms	(74%)	(47%)	(33%)	(36%)	(29%)	(24%)	(24%)
	2	222	1,087	1,244	1,044	1,127	1,289

Off-Premise Only	(76%)	(69%)	(68%)	(55%)	(47%)	(39%)	(33%)
	1,060	938	327	237	444	369	207

Temporary Closures	480	378	120	47	35	22	19
1. Preliminary results

Average Domestic Capacity Restrictions for Fiscal October 20201:

	Number of Units	% of Domestic System
25% Capacity	229	84%
50-75% Capacity	667
Social Distancing	378
Off-Premise Only	207	14%
No Restrictions	15	1%
Temporarily Closed	19	1%
Total	1,515	100%
1. Preliminary results

Third Quarter Results

Denny’s total operating revenue was $71.6 million compared to $124.3 million in the prior year quarter. Franchise and license revenue was $43.8 million compared to $60.7 million in the prior year quarter. Company restaurant sales were $27.8 million compared to $63.6 million in the prior year quarter. These changes were primarily due to the impact of the COVID-19 pandemic on sales and the Company's refranchising and development strategy which was substantially complete by the end of 2019.

Franchise Operating Margin* was $19.7 million, or 45.0% of franchise and license revenue, compared to $29.5 million, or 48.7%, in the prior year quarter. This margin decrease was primarily driven by the impact of the COVID-19 pandemic on sales.

Company Restaurant Operating Margin* was $0.5 million, or 1.7% of company restaurant sales, compared to $9.3 million, or 14.6%, in the prior year quarter. This margin decrease was primarily due to the impact of the COVID-19 pandemic on sales, as well as fewer equivalent units through the Company's refranchising and development strategy, partially offset by approximately $1.5 million of favorable reserve adjustments and tax credits related to the CARES Act.

Total general and administrative expenses were $13.7 million, compared to $16.4 million in the prior year quarter. This change was primarily due to cost savings initiatives and previous reductions in personnel due to the COVID-19 pandemic as well as approximately $0.8 million in tax credits related to the CARES Act.

Interest expense, net was $4.4 million, compared to $4.2 million in the prior year quarter, with the increase primarily due to the amortization of dedesignated interest rate swap losses from accumulated other comprehensive loss, net. Denny’s ended the quarter with $245.8 million of total debt outstanding, including $230.0 million of borrowings under its credit facility.

The provision for income taxes was $0.8 million, compared to $15.3 million in the prior year quarter, reflecting an effective tax rate of 11.2%. This decrease was primarily due to the significant gains in the prior year quarter from the Company's refranchising and development strategy. Approximately $0.3 million in cash taxes were paid during the quarter.

Net income was $6.5 million, or $0.10 per diluted share, compared to net income of $49.1 million, or $0.80 per diluted share, in the prior year quarter. Adjusted Net Income* per diluted share was $0.01 compared to Adjusted Net Income* per diluted share of $0.18 in the prior year quarter.

Adjusted Free Cash Flow* and Capital Allocation

Denny’s Adjusted Free Cash Flow* in the quarter after investing $1.0 million in cash capital expenditures, including maintenance capital, was $2.1 million.

Business Outlook

Based on third quarter results and management's expectation that the current business conditions will not materially decline, the Company is providing full year 2020 (53 operating weeks) guidance for the fiscal year ending December 30, 2020.

•Domestic system-wide same-store sales** between 70% and 75% of prior year.
•Total general and administrative expenses between $51 and $54 million, including approximately $7 million related to share-based compensation expense.
•Adjusted EBITDA* of at least $28 million.
•Cash tax refunds between $5 and $7 million.
•Cash capital expenditures between $6 and $8 million.
•Adjusted Free Cash Flow* of at least $10 million.

*    Please refer to the Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures, as well as the Reconciliation of Operating Income to Non-GAAP Financial Measures included in the following tables.

** Same-store sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open the same period in the prior year. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-store sales and domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Conference Call and Webcast Information

Denny’s will provide further commentary on the results for the third quarter ended September 23, 2020 on its quarterly investor conference call today, Tuesday, October 27, 2020 at 4:30 p.m. Eastern Time. Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at investor.dennys.com.

About Denny’s

Denny's Corporation is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of September 23, 2020, Denny’s had 1,664 franchised, licensed, and company restaurants around the world including 145 restaurants in Canada, Puerto Rico, Mexico, the Philippines, New Zealand, Honduras, the United Arab Emirates, Costa Rica, Guam, Guatemala, El Salvador, Indonesia, and the United Kingdom. For further information on Denny's, including news releases, links to SEC filings, and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the rapidly evolving COVID-19 pandemic and related containment measures, including the potential for further operational disruption from government mandates affecting restaurants; economic, public health, social and political conditions that impact consumer confidence and spending with respect to social unrest and the COVID-19 pandemic; competitive pressures from within the restaurant industry; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 25, 2019 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Hadas Streit, Allison+Partners
646-428-0629

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	9/23/20	12/25/19
Assets
Current assets
Cash and cash equivalents	$11,217	$3,372
Investments	2,266	3,649
Receivables, net	20,637	27,488
Assets held for sale	3,206	1,925
Other current assets	19,855	16,299
Total current assets	57,181	52,733
Property, net	89,466	97,626
Financing lease right-of-use assets, net	10,284	11,720
Operating lease right-of-use assets, net	145,302	158,550
Goodwill	36,884	36,832
Intangible assets, net	52,100	53,956
Deferred income taxes, net	27,047	14,718
Other noncurrent assets, net	32,533	34,252
Total assets	$450,797	$460,387

Liabilities
Current liabilities
Current finance lease liabilities	$1,963	$1,674
Current operating lease liabilities	18,253	16,344
Accounts payable	10,898	20,256
Other current liabilities	41,346	57,307
Total current liabilities	72,460	95,581
Long-term liabilities
Long-term debt	230,000	240,000
Noncurrent finance lease liabilities	13,805	14,779
Noncurrent operating lease liabilities	142,110	152,750
Other	130,793	95,341
Total long-term liabilities	516,708	502,870
Total liabilities	589,168	598,451

Shareholders' deficit
Common stock	1,178	1,094
Paid-in capital	672,502	603,980
Deficit	(196,873)	(189,398)
Accumulated other comprehensive loss, net of tax	(61,205)	(33,960)
Treasury stock	(553,973)	(519,780)
Total shareholders' deficit	(138,371)	(138,064)
Total liabilities and shareholders' deficit	$450,797	$460,387

Debt Balances
(In thousands)	9/23/20	12/25/19
Credit facility revolver due 2022	$230,000	$240,000
Finance lease liabilities	15,768	16,453
Total debt	$245,768	$256,453

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
(In thousands, except per share amounts)	9/23/20	9/25/19
Revenue:
Company restaurant sales	$27,849	$63,582
Franchise and license revenue	43,795	60,676
Total operating revenue	71,644	124,258
Costs of company restaurant sales, excluding depreciation and amortization	27,370	54,306
Costs of franchise and license revenue, excluding depreciation and amortization	24,073	31,136
General and administrative expenses	13,694	16,395
Depreciation and amortization	4,048	4,338
Operating (gains), losses and other charges, net	(781)	(50,091)
Total operating costs and expenses, net	68,404	56,084
Operating income	3,240	68,174
Interest expense, net	4,422	4,188
Other nonoperating expense (income), net	(8,477)	(415)
Income before income taxes	7,295	64,401
Provision for income taxes	818	15,279
Net income	$6,477	$49,122

Basic net income per share	$0.10	$0.83
Diluted net income per share	$0.10	$0.80

Basic weighted average shares outstanding	63,793	59,430
Diluted weighted average shares outstanding	64,027	61,189

Comprehensive income	$7,489	$34,128

General and Administrative Expenses	Quarter Ended
(In thousands)	9/23/20	9/25/19
Corporate administrative expenses	$9,820	$12,091
Share-based compensation	1,998	2,176
Incentive compensation	1,290	1,872
Deferred compensation valuation adjustments	586	256
Total general and administrative expenses	$13,694	$16,395

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Quarters Ended
(In thousands, except per share amounts)	9/23/20	9/25/19
Revenue:
Company restaurant sales	$85,268	$257,574
Franchise and license revenue	123,232	169,979
Total operating revenue	208,500	427,553
Costs of company restaurant sales, excluding depreciation and amortization	83,094	218,249
Costs of franchise and license revenue, excluding depreciation and amortization	68,487	87,065
General and administrative expenses	34,589	53,659
Depreciation and amortization	12,252	15,619
Operating (gains), losses and other charges, net	2,319	(85,459)
Total operating costs and expenses, net	200,741	289,133
Operating income	7,759	138,420
Interest expense, net	13,320	14,977
Other nonoperating expense (income), net	3,851	(2,111)
Income (loss) before income taxes	(9,412)	125,554
Provision for (benefit from) income taxes	(1,937)	26,703
Net income (loss)	$(7,475)	$98,851

Basic net income (loss) per share	$(0.13)	$1.64
Diluted net income (loss) per share	$(0.13)	$1.58

Basic weighted average shares outstanding	59,350	60,457
Diluted weighted average shares outstanding	59,350	62,370

Comprehensive income (loss)	$(34,720)	$61,090

General and Administrative Expenses	Three Quarters Ended
(In thousands)	9/23/20	9/25/19
Corporate administrative expenses	$31,302	$37,396
Share-based compensation	1,972	7,142
Incentive compensation	1,305	7,329
Deferred compensation valuation adjustments	10	1,792
Total general and administrative expenses	$34,589	$53,659

DENNY’S CORPORATION
Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of operating performance on a period-to-period basis. The Company uses Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees. Adjusted EBITDA is also used to evaluate the ability to service debt because the excluded charges do not have an impact on prospective debt servicing capability and these adjustments are contemplated in the Company's credit facility for the computation of its debt covenant ratios. The Company defines Adjusted Free Cash Flow for a given period as Adjusted EBITDA less the cash portion of interest expense net of interest income, capital expenditures, and cash taxes. Management believes that the presentation of Adjusted Free Cash Flow provides useful information to investors because it represents a liquidity measure used to evaluate, among other things, operating effectiveness and is used in decisions regarding the allocation of resources. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income (loss) or other financial performance and liquidity measures prepared in accordance with U.S. generally accepted accounting principles.

	Quarter Ended		Three Quarters Ended
(In thousands, except per share amounts)	9/23/20	9/25/19	9/23/20	9/25/19
Net income (loss)	$6,477	$49,122	$(7,475)	$98,851
Provision for (benefit from) income taxes	818	15,279	(1,937)	26,703
Operating (gains), losses and other charges, net	(781)	(50,091)	2,319	(85,459)
Other nonoperating expense (income), net	(8,477)	(415)	3,851	(2,111)
Share-based compensation	1,998	2,176	1,972	7,142
Deferred compensation plan valuation adjustments	586	256	10	1,792
Interest expense, net	4,422	4,188	13,320	14,977
Depreciation and amortization	4,048	4,338	12,252	15,619
Cash payments for restructuring charges and exit costs	(1,032)	(672)	(2,406)	(2,052)
Cash payments for share-based compensation	(13)	(28)	(3,224)	(3,559)
Adjusted EBITDA	$8,046	$24,153	$18,682	$71,903

Cash interest expense, net (1)	(4,698)	(3,949)	(13,135)	(14,219)
Cash paid for income taxes, net	(268)	(5,861)	(545)	(17,853)
Cash paid for capital expenditures	(1,000)	(10,619)	(5,476)	(22,102)
Adjusted Free Cash Flow	$2,080	$3,724	$(474)	$17,729

	Quarter Ended		Three Quarters Ended
(In thousands, except per share amounts)	9/23/20	9/25/19	9/23/20	9/25/19
Net income (loss)	$6,477	$49,122	$(7,475)	$98,851
(Gains) losses on interest rate swap derivatives	(7,281)	—	4,185	—
(Gains) losses on sales of assets and other, net	(1,202)	(51,183)	(2,260)	(87,497)
Impairment charges	338	—	2,519	—
Tax effect (2)	2,093	13,226	(1,142)	22,610
Adjusted Net Income (Loss)	$425	$11,165	$(4,173)	$33,964

Diluted weighted average shares outstanding	64,027	61,189	59,350	62,370

Diluted Net Income (Loss) Per Share	$0.10	$0.80	$(0.13)	$1.58
Adjustments Per Share	$(0.09)	$(0.62)	$0.06	$(1.04)
Adjusted Net Income (Loss) Per Share	$0.01	$0.18	$(0.07)	$0.54

(1)	Includes cash interest expense, net and cash payments of approximately $0.6 million and $1.1 million for dedesignated interest rate swap derivatives for the quarter and year-to-date periods ended September 23, 2020.
(2)	Tax adjustments are calculated using an effective tax rate of 25.7% for the quarter and year-to-date periods ended September 23, 2020. Tax adjustments for the gains on sales of assets and other, net for the quarter and year-to-date periods ended September 25, 2019 are calculated using an effective tax rate of 25.8%.

DENNY’S CORPORATION
Reconciliation of Operating Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. The Company uses Total Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and these three non-GAAP measures are used to evaluate operating effectiveness.

The Company defines Total Operating Margin as operating income excluding the following three items: general and administrative expenses, depreciation and amortization, and operating (gains), losses and other charges, net. Total Operating Margin is presented as a percent of total operating revenue. The Company excludes general and administrative expenses, which include primarily non-restaurant-level costs associated with support of company and franchised restaurants and other activities at their corporate office. The Company excludes depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants. The Company excludes special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of its ongoing operating performance and a more relevant comparison to prior period results.

Total Operating Margin is the total of Company Restaurant Operating Margin and Franchise Operating Margin. The Company defines Company Restaurant Operating Margin as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and presents it as a percent of company restaurant sales. The Company defines Franchise Operating Margin as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise fees, advertising revenue and occupancy revenue) less costs of franchise and license revenue and presents it as a percent of franchise and license revenue.

These non-GAAP financial measures provide a meaningful comparison between periods and enable investors to focus on the performance of restaurant-level operations by excluding revenues and costs unrelated to food and beverage sales in addition to corporate general and administrative expense, depreciation and amortization, and operating (gains), losses and other charges, net. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income (loss) or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles. Total Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin do not accrue directly to the benefit of shareholders because of the aforementioned excluded items, and are not indicative of the overall results for the Company.

	Quarter Ended		Three Quarters Ended
(In thousands)	9/23/20	9/25/19	9/23/20	9/25/19
Operating income	$3,240	$68,174	$7,759	$138,420
General and administrative expenses	13,694	16,395	34,589	53,659
Depreciation and amortization	4,048	4,338	12,252	15,619
Operating (gains), losses and other charges, net	(781)	(50,091)	2,319	(85,459)
Total Operating Margin	$20,201	$38,816	$56,919	$122,239

Total Operating Margin consists of:
Company Restaurant Operating Margin (1)	$479	$9,276	$2,174	$39,325
Franchise Operating Margin (2)	19,722	29,540	54,745	82,914
Total Operating Margin	$20,201	$38,816	$56,919	$122,239

(1)	Company Restaurant Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges; and costs of franchise and license revenue; less franchise and license revenue.
(2)	Franchise Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges; and costs of company restaurant sales; less company restaurant sales.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
(In thousands)	9/23/20		9/25/19
Company restaurant operations: (1)
Company restaurant sales	$27,849	100.0%	$63,582	100.0%
Costs of company restaurant sales:
Product costs	7,106	25.5%	15,603	24.5%
Payroll and benefits	11,925	42.8%	23,777	37.4%
Occupancy	2,638	9.5%	4,301	6.8%
Other operating costs:
Utilities	1,281	4.6%	2,438	3.8%
Repairs and maintenance	711	2.6%	1,774	2.8%
Marketing	1,045	3.8%	2,411	3.8%
Other direct costs	2,664	9.6%	4,002	6.3%
Total costs of company restaurant sales	$27,370	98.3%	$54,306	85.4%
Company restaurant operating margin (non-GAAP) (2)	$479	1.7%	$9,276	14.6%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$17,896	40.9%	$27,830	45.9%
Advertising revenue	13,927	31.8%	20,756	34.2%
Initial and other fees	1,890	4.3%	1,356	2.2%
Occupancy revenue	10,082	23.0%	10,734	17.7%
Total franchise and license revenue	$43,795	100.0%	$60,676	100.0%

Costs of franchise and license revenue:
Advertising costs	$13,927	31.8%	$20,757	34.2%
Occupancy costs	6,858	15.7%	7,257	12.0%
Other direct costs	3,288	7.5%	3,122	5.1%
Total costs of franchise and license revenue	$24,073	55.0%	$31,136	51.3%
Franchise operating margin (non-GAAP) (2)	$19,722	45.0%	$29,540	48.7%

Total operating revenue (4)	$71,644	100.0%	$124,258	100.0%
Total costs of operating revenue (4)	51,443	71.8%	85,442	68.8%
Total operating margin (non-GAAP) (4)(2)	$20,201	28.2%	$38,816	31.2%

Other operating expenses: (4)(2)
General and administrative expenses	$13,694	19.1%	$16,395	13.2%
Depreciation and amortization	4,048	5.7%	4,338	3.5%
Operating (gains), losses and other charges, net	(781)	(1.1)%	(50,091)	(40.3)%
Total other operating expenses	$16,961	23.7%	$(29,358)	(23.6)%

Operating income (4)	$3,240	4.5%	$68,174	54.9%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income (loss) or other financial measures prepared in accordance with U.S. generally accepted accounting principles.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Three Quarters Ended
(In thousands)	9/23/20		9/25/19
Company restaurant operations: (1)
Company restaurant sales	$85,268	100.0%	$257,574	100.0%
Costs of company restaurant sales:
Product costs	21,541	25.3%	62,871	24.4%
Payroll and benefits	37,070	43.5%	100,475	39.0%
Occupancy	8,529	10.0%	15,583	6.0%
Other operating costs:
Utilities	3,815	4.5%	8,916	3.5%
Repairs and maintenance	1,928	2.3%	5,742	2.2%
Marketing	2,771	3.2%	9,357	3.6%
Other direct costs	7,440	8.7%	15,305	5.9%
Total costs of company restaurant sales	$83,094	97.5%	$218,249	84.7%
Company restaurant operating margin (non-GAAP) (2)	$2,174	2.5%	$39,325	15.3%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$48,462	39.3%	$79,742	46.9%
Advertising revenue	38,685	31.4%	59,582	35.1%
Initial and other fees	4,933	4.0%	4,250	2.5%
Occupancy revenue	31,152	25.3%	26,405	15.5%
Total franchise and license revenue	$123,232	100.0%	$169,979	100.0%

Costs of franchise and license revenue:
Advertising costs	$38,685	31.4%	$59,583	35.1%
Occupancy costs	20,096	16.3%	18,018	10.6%
Other direct costs	9,706	7.9%	9,464	5.6%
Total costs of franchise and license revenue	$68,487	55.6%	$87,065	51.2%
Franchise operating margin (non-GAAP) (2)	$54,745	44.4%	$82,914	48.8%

Total operating revenue (4)	$208,500	100.0%	$427,553	100.0%
Total costs of operating revenue (4)	151,581	72.7%	305,314	71.4%
Total operating margin (non-GAAP) (4)(2)	$56,919	27.3%	$122,239	28.6%

Other operating expenses: (4)(2)
General and administrative expenses	$34,589	16.6%	$53,659	12.6%
Depreciation and amortization	12,252	5.9%	15,619	3.7%
Operating (gains), losses and other charges, net	2,319	1.1%	(85,459)	(20.0)%
Total other operating expenses	$49,160	23.6%	$(16,181)	(3.8)%

Operating income (4)	$7,759	3.7%	$138,420	32.4%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margin should be considered as a supplement to, not as a substitute for, operating income, net income (loss) or other financial measures prepared in accordance with U.S. generally accepted accounting principles.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Statistical Data
(Unaudited)

Changes in Same-Store Sales (1)	Quarter Ended		Three Quarters Ended
(increase (decrease) vs. prior year)	9/23/20	9/25/19	9/23/20	9/25/19
Company Restaurants	(40.2)%	(0.2)%	(37.4)%	2.1%
Domestic Franchised Restaurants	(33.1)%	1.2%	(30.1)%	2.0%
Domestic System-wide Restaurants	(33.6)%	1.1%	(30.7)%	2.1%

Average Unit Sales	Quarter Ended		Three Quarters Ended
(In thousands)	9/23/20	9/25/19	9/23/20	9/25/19
Company Restaurants	$423	$640	$1,313	$1,820
Franchised Restaurants	$282	$421	$868	$1,242

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units June 24, 2020	67	1,616	1,683
Units Opened	—	5	5
Units Closed	(1)	(23)	(24)
Net Change	(1)	(18)	(19)
Ending Units September 23, 2020	66	1,598	1,664

Equivalent Units
Third Quarter 2020	66	1,608	1,674
Third Quarter 2019	99	1,603	1,702
Net Change	(33)	5	(28)

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units December 25, 2019	68	1,635	1,703
Units Opened	—	16	16
Units Closed	(2)	(53)	(55)
Net Change	(2)	(37)	(39)
Ending Units September 23, 2020	66	1,598	1,664

Equivalent Units
Year-to-Date 2020	65	1,620	1,685
Year-to-Date 2019	141	1,560	1,701
Net Change	(76)	60	(16)

(1)	Same-store sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open the same period in the prior year. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-store sales and domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.